Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 13, 2015, ARI Network Services, Inc. (“ARI” or the “Company”), completed its acquisition of substantially all of the assets of Direct Communications, Incorporated (“DCi”), pursuant to the terms of the Asset Purchase Agreement dated as of July 13, 2015 (the "Asset Purchase Agreement"). Consideration for the acquisition included, (1) a cash payment equal to $3,750,000; (2) 159,795 shares of the Company's common stock, $0.001 par value (the "Common Stock"); and (3) the issuance of a promissory note (the “DCi Note”) with a principal amount of $2,000,000, subject to adjustment upon the final working capital settlement in accordance with the Asset Purchase Agreement.

The (1) unaudited pro forma condensed combined statements of operations of the nine months ended April 30, 2015 and the year ended July 31, 2014 for the Company, based on the Company’s unaudited statement of operations for the nine-month period ended April 30, 2015 and fiscal year ended July 31, 2014 and DCi’s unaudited statement of operations for the nine-month period ended March 31, 2015 and fiscal year ended September 30, 2014, and (2) the unaudited pro forma condensed balance sheet for ARI as of April 30, 2015, based on the Company’s unaudited balance sheet as of April 30, 2015 and DCi’s unaudited balance sheet as of March 31, 2015, illustrate the estimated effect of the acquisition of DCi on the Company’s financial statements.  The unaudited pro forma condensed combined financial statements are based on certain estimates and assumptions made with respect to the combined operations of ARI and DCi, which the Company believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of ARI or DCi that actually would have been achieved had the acquisition of DCi been completed on the assumed dates, or to project the Company's results of operations or financial position for any future date or period. The unaudited pro forma condensed combined statement of operations gives pro forma effect to the acquisition as if it had occurred at the beginning of the year ended periods presented for each Company. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the acquisition as if it had occurred on the balance sheet dates presented for each Company.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following:

(1)

the ARI audited consolidated financial statements as of and for the year ended July 31, 2014, and the notes thereto included in the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on October 29, 2014;

(2)

The ARI unaudited condensed consolidated financial statements as of and for the nine months ended April 30, 2015, and the notes thereto included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 15, 2015.

(3)

the DCi audited financial statements as of and for the year ended September 30, 2014, and the notes thereto, attached as Exhibit 99.3 to ARI’s amended Current Report on Form 8-K/A filed with the SEC on September 25, 2015.

(4)

The DCi unaudited condensed financial statements as of and for the six months ended March 31, 2015, and the notes thereto, attached as Exhibit 99.3 to ARI’s amended Current Report on Form 8-K/A filed with the SEC on September 25, 2015.

The acquisition is being accounted for using the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method, the total consideration transferred to consummate the acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on extensive judgments and estimates of their respective fair values as of the closing date of the acquisition. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected no later than twelve months after the acquisition date.

For income tax purposes, the acquisition is a taxable business combination. The ARI tax basis in the assets acquired and liabilities assumed will be equal to fair market value as of the acquisition date, and thus the basis for financial reporting and tax purposes will generally be the same.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the unaudited condensed combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

ARI Network Services, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of April 30, 2015

(in thousands)

	ARI	Dci
	(Unaudited)	(Unaudited)
	As of April 30,	As of March 31,	Pro Forma Adjustments (1)	Note	Pro Forma Combined
	2015	2015
ASSETS
Cash and cash equivalents	$ 2,161	330	$ (742)	(a), (b)	$ 1,749
Receivables, Net	2,271	490	—		2,761
Prepaid expenses and other current assets	1,283	28	—		1,311
Deferred income taxes	3,235		—		3,235
Total current assets	8,950	848	(742)		9,056
Net equipment and leasehold improvements	1,868	491	21	(c)	2,380
Net capitalized software product costs	4,513		610	(d)	5,123
Deferred income taxes	2,451		—		2,451
Other long-term assets	82	33	—		115
Other intangible assets	8,092		2,125	(d)	10,217
Goodwill	18,517		2,510	(e)	21,027
Total non-current assets	35,523	524	5,266		41,313
Total assets	$ 44,473	1,372	$ 4,524		$ 50,369
LIABILITIES			-		-
Current portion of long-term debt	$ 1,094		$ -		$ 1,094
Current portion of contingent liabilities	627		—		627
Accounts payable	766	49	165	(g)	980
Deferred revenue	7,796	127	—		7,923
Accrued payroll and related liabilities	1,690	212	—		1,902
Accrued sales, use and income taxes	137		—		137
Other accrued liabilities	773		—		773
Current portion of capital lease obligations	216		—		216
Total current liabilities	13,099	388	165		13,652
Long-term borrowings on line of credit	1,750		(1,750)	(a)	—
Long-term debt	7,587		2,000	(b)	9,587
Long-term portion of contingent liabilities	477		—		477
Capital lease obligations	133		—		133
Other long-term liabilities	194		—		194
Total non-current liabilities	10,141	-	250		10,391
Total liabilities	23,240	388	415		24,043
SHAREHOLDERS' EQUITY			—		—
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at April 30, 2015 and July 31, 2014, respectively	—		—		—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at April 30, 2015 and July 31, 2014, respectively	—		—		—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 15,149,055 and 13,506,316 shares issued and outstanding at April 30, 2015 and July 31, 2014, respectively	15		2	(a)	17
Additional paid-in capital	109,356		5,256	(a), (b)	114,612
DCI Stockholders' Equity	—	984	(984)	(f)	—
Accumulated deficit	(88,161)		(165)	(g)	(88,326)
Other accumulated comprehensive income (loss)	23		—		23
Total shareholders' equity	21,233	984	4,109		26,326
Total liabilities and shareholders' equity	$ 44,473	1,372	$ 4,524		$ 50,369

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

______________________________

(1)	See Note 4 for detailed explanations regarding the Pro Forma Adjustments.

ARI Network Services, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine month periods ended April 30, 2015

(in thousands, except for per share data)

	ARI	DCI	Pro Forma Adjustments (1)		Pro Forma Combined
	Nine months ended April 30	Nine months ended March 31		Note
	2015	2015
Net revenue	$ 29,531	$ 2,921	$ -		$ 32,452
Cost of revenue	5,391	120	56	(i)	5,567
Gross profit	24,140	2,801	(56)		26,885
Net operating expenses	22,512	2,617	121	(h), (i)	25,250
Operating income (loss)	1,628	184	(177)		1,635
Other income (expense):			—		—
Interest expense	(352)		(60)	(j)	(412)
Loss on change in fair value of stock warrants	—		—		—
Gain on change in fair value of estimated contingent liabilities	—		—		—
Gain on change in fair value of contingent assets	28		—		28
Other, net	5		—		5
Total other income (expense)	(319)	—	(60)		(379)
Income (loss) before provision for income tax	1,309	184	(237)		1,256
Income tax benefit (expense)	(606)		21	(k)	(585)
Net income (loss)	$ 703	$ 184	$ (216)		$ 671
			—		—
Weighted average common shares outstanding:			—		—
Basic	14,100	—	1,920	(l)	16,020
Diluted	14,536	—	1,920	(l)	16,456
			—		—
Net income (loss) per common share:			—		—
Basic	$ 0.05				$ 0.04
Diluted	$ 0.05				$ 0.04

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

______________________________

(1)	See Note 4 for detailed explanations regarding the Pro Forma Adjustments.

ARI Network Services, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended July, 31 2014

(in thousands, except for per share data)

	ARI	DCI	Total Pro Forma Adjustments (1)		Pro Forma Combined
	Twelve Months Ended July 31	Twelve Months Ended Sept 30
	2014	2014
Net revenue	$ 33,019	$ 3,952	$ -		$ 36,971
Cost of revenue	6,378	171	75	(i)	6,624
Gross profit	26,641	3,781	(75)		30,347
Net operating expenses	26,285	3,329	214	(i)	29,828
Operating income (loss)	356	452	(289)		519
Other income (expense):			—		—
Interest expense	(286)		(80)	(j)	(366)
Loss on change in fair value of stock warrants	(28)		—		(28)
Gain on change in fair value of estimated contingent liabilities	67		—		67
Gain on change in fair value of contingent assets			—		—
Other, net	30	155	—		185
Total other income (expense)	(217)	155	(80)		(142)
Income (loss) before provision for income tax	139	607	(369)		377
Income tax benefit (expense)	(241)		(95)	(k)	(336)
Net income (loss)	$ (102)	$ 607	$ (464)		$ 41

Weighted average common shares outstanding:			—		—
Basic	13,290		1,920	(l)	15,210
Diluted	13,290		2,269	(l)	15,559

Net income (loss) per common share:
Basic	$ (0.01)				$ 0.00
Diluted	$ (0.01)				$ 0.00

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

______________________________

(1)	See Note 4 for detailed explanations regarding the Pro Forma Adjustments.

ARI NETWORK SERVICES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of ARI and DCi as of April 30, 2015 and March 31, 2015 respectively, for the nine months ended April 30, 2015 and March 31, 2015 and for the years ended July 31, 2014 and September 30, 2014.  The unaudited pro forma condensed combined statements of operations and balance sheet give effect to the acquisition of certain DCi assets and liabilities as if it occurred at the beginning of the earliest period for statement of operations purposes, and on the date of the balance sheet for balance sheet purposes.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements, and the related pro forma adjustments described in Note 4, do not reflect any operating cost synergy savings that the combined company may achieve as a result of the acquisition, or the costs necessary to achieve these operating synergies.

Certain amounts for DCi have been reclassified to conform to the ARI current presentation.

Note 2. Preliminary Estimated Purchase Price

The total preliminary estimated purchase price for the DCi assets, based on the unaudited pro forma condensed combined balance sheet, was $6,250,000 which included, (1) a cash payment equal to $3,750,000; (2) 159,795 shares of Common Stock, $0.001 par value (the "Common Stock"); and (3) a promissory note made by the Company in favor of DCi in the aggregate principal amount of $2,000,000. The preliminary purchase price to be transferred is as follow (in thousands).

Preliminary Estimated Purchase Price
Cash	$3,750
Issuance of Common Stock	500
DCi Notes	2,000
Preliminary estimated purchase price	$6,250

The final purchase price is subject to post-closing adjustments pursuant to the terms of the Asset Purchase Agreement and to completion of the final valuation of the net assets acquired. The final valuation is expected to be completed as soon as is practicable but no later than 12 months after the closing date of the acquisition and could have a material impact on the preliminary purchase price noted above.

ARI NETWORK SERVICES, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 3. Estimate of Assets to be acquired

Under the acquisition method of accounting, the total preliminary estimated purchase price as shown in Note 2 is allocated to the acquired DCi tangible and intangible assets (both definite and indefinite-lived) and assumed DCi liabilities based on their estimated fair values as of the July 13, 2015 acquisition closing date.

The allocation of the consideration transferred to effect the acquisition is preliminary. The final purchase price is subject to post-closing adjustments pursuant to the terms of the purchase agreement and to completion of the final valuation of the net assets acquired. The final valuation is expected to be completed as soon as is practicable but no later than 12 months after the closing date of the acquisition and could have a material impact on the preliminary estimate of assets to be acquired.

The preliminary estimate of assets to be acquired and liabilities to be assumed by ARI based on the unaudited pro forma condensed combined balance sheet is as follows (in thousands, includes impact of pro forma balance sheet adjustments described in Note 4):

Preliminary Purchase Price Allocation
Current assets	$848
Equipment and leasehold improvements and other long term assets	545
Identifiable intangible assets	2,735
Goodwill	2,510
Assumed Liabilities	(388)
Preliminary estimated purchase price	$6,250

Note 4. Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" are presented in accordance with GAAP and represent the following:

(a)

To adjust the balance sheet for the completed equity offering that occurred on May 12, 2015 in which the Company sold 1,760,000 shares of its common stock at a public price of $3.00 per share.  The Company received net proceeds of approximately $4,758,000 from the offering.  The following is the impact on the unaudited pro forma condensed combined balance sheet (in thousands):

Increase in Cash and cash equivalents	$3,008
Decrease in Borrowings on Line of Credit – Long Term	1,750
Net Cash Proceeds	4,758

Increase in Common Stock	2
Increase in Additional paid-in-capital	4,756
Total Increase in Equity	$4,758

(b)	To adjust the balance sheet for the funding of the preliminary estimated purchase price as follows (in thousands):

Decrease in Cash and cash equivalents	$3,750
Increase in Long-term debt	2,000
Increase in Additional paid-in-capital	500
Preliminary estimated purchase price	$6,250

(c)	To increase the value of net equipment and leasehold improvements $21,000 based on the preliminary results of their assessment of their fair value.

(d)

To record $610,000 of acquired software and $2,125,000 of intangible assets based on the preliminary assessment of their fair value.  The preliminary estimate of intangible assets includetrade names, customer relationships and non-competition agreements.

(e)	To record preliminary goodwill balance of $2,510,000.

(f)	To eliminate DCi’s historical stockholders’ equity.

(g)	To increase accounts payable and accumulated deficit by $165,000 for ARI transaction-related costs incurred subsequent to April 30, 2015.

(h)	To eliminate the transaction related costs recorded in the ARI and DCi statements of operations for the nine month periods ended of $20,000 and $20,000 respectively.

(i)	To record amortization expense related to the acquired software and intangible assets as follows.

	Nine-Months ending April 30, 2015	Years Ending July 31, 2014
Cost of revenue	$ 56	$ 75
Operating Expenses	161	214
Total additional amortization expense	$ 217	$ 289

(j)

To record interest expense related to the new debt incurred to fund the acquisition of $60,000 and $80,000 for the nine months and year ended, respectively, based on the stated interest rate of 4% of the DCi notes.

(k)

Prior to the acquisition by ARI, DCi was an S-Corp and all income tax was paid by the shareholders.  This adjustment is to record income tax expense (benefit) on the historical DCi net income or loss and pro forma adjustments at an estimated rate of 40%.

(l)

To adjust average shares of Common Stock outstanding for the shares issued on May 12, 2015 in connection with ARI’s common stock offering and as part of the purchase price for the assets of DCi of 1,760,000 and approximately 160,000, respectively.  To adjust diluted shares outstanding by 349,000 shares as they are no longer anti-dilutive.